UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2014

JUHL ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54080	20-4947667
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1502 17th Street SE
Pipestone, MN 56164	56164
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (507) 562-4310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

JUHL ENERGY, INC.

April 15, 2014

Item5.02	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers

Appointment of Chuck Templeton as Director

Effective April 9, 2014, by unanimous action of the Board of Directors (the “Board”) of Juhl Energy, Inc. (the “Company”), Chuck Templeton was appointed as a Class I Director of the Company whose term will expire at the annual meeting of shareholders in 2016. Mr. Templeton is an “independent” director as defined under NASDAQ rules and by the regulations of the Securities Exchange Act of 1934, as amended. Mr. Templeton will serve on the Company’s Audit Committee, Compensation Committee and Nominations and Governance Committee.

In connection with his election, Mr. Templeton was granted a warrant to purchase 200,000 shares of Company common stock exercisable at the closing price of the stock on the grant date. Mr. Templeton will also be awarded annual compensation of $16,000 according to the Company’s standard director compensation policy.

Business Experience

Mr. Templeton, age 46, is currently the managing director of Impact Engine, Inc., a venture accelerator for entrepreneurs seeking to address environmental issues or societal challenges, and also serves as a director of Auctions By Cellular, LLC and a director of Getable, Inc. Mr. Templeton was a founder of OpenTable.com. From November 2007 to June 2013, Mr. Templeton served as a director of GrubHub, Inc. Mr. Templeton also served as a director of TaskRabbit, Inc. from August 2012 to April 2014 and as a director of I-Go Cars from February 2010 to February 2013.

Mr. Templeton also served a director of PVPower, Inc. (n/k/a PVP Wind-Up, Inc.), the assets of which were purchased by the Company pursuant to an Asset Purchase Agreement effective February 5, 2014 which was disclosed in the Current Report on Form 8-K filed by the Company with the SEC on February 11, 2014.

The Company believes that Mr. Templeton’s focus on environmental issues as well as his demonstrated past success and business acumen will be an asset to the Board.

Resignation of General Wesley Clark as Director and

Appointment as Special Advisor to the Board

Effective April 9, 2014, General Wesley K. Clark (ret.) resigned as a director of the Company and assumed the position of Senior Advisor to the Board. The Company will continue to compensate General Clark at the same level of compensation in his new role. General Clark served as a director of the Company since 2009 and was a member of the Company’s Audit Committee and Compensation Committee and also served as Chairman of the Company’s Nominations and Governance Committee.

Since August 13, 2013, the number of directors constituting the Board has been set at six members. Taking into account the appointment and resignation reported herein, the Company has five directors and one vacancy on the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 15, 2014	JUHL ENERGY, INC.

By:/s/ John Mitola_____________________________
John Mitola
President